                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        NATIONAL SURGERY CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        (NATIONAL SURGERY CENTERS LOGO)

   April 21, 1998




   Dear Stockholder:

   It is my pleasure to invite you to the 1998 Annual Meeting of Stockholders of National Surgery Centers. The meeting will be held on May 21, 1998, at 10:00 a.m. Central Daylight Time, at the Union League Club, 65 West Jackson Boulevard, Chicago, Illinois.

   The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting, which includes the election of three directors. Following the meeting, management will discuss other corporate matters that may be of interest to you as a stockholder.

   It is important that your shares be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the enclosed proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

   Sincerely,

   /s/ E. Timothy Geary


   E. Timothy Geary
   Chairman and Chief Executive Officer

                         [NATIONAL SURGERY CENTERS LOGO]

           30 SOUTH WACKER DRIVE, SUITE 2302, CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

         You are cordially invited to attend the annual meeting of stockholders of National Surgery Centers, Inc. which will be held at 10:00 a.m. Central Daylight Time, on May 21, 1998, at the Union League Club, 65 West Jackson Boulevard, Chicago, Illinois, for the following purposes:

         1.       To elect directors;

         2. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 3, 1998 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at 30 South Wacker Drive, Suite 2302, Chicago, Illinois, for a period of ten days prior to the meeting.

         It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date, and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                            Bryan S. Fisher
                            Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

Chicago, Illinois
April 21, 1998


-------------------------------------------------------------------------------
                YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE.
-------------------------------------------------------------------------------

                         NATIONAL SURGERY CENTERS, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Surgery Centers, Inc. (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held at 10:00 a.m. Central Daylight Time, on May 21, 1998, at the Union League Club, 65 West Jackson Boulevard, Chicago, Illinois and at any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted (i) for the election of the nominees named herein as directors; (ii) on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

         The Company's principal executive offices are located at 30 South Wacker Drive, Suite 2302, Chicago, Illinois 60606 (telephone 312/655-1400). It is expected that proxy materials will be mailed to stockholders beginning on or about April 21, 1998.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only stockholders of record at the close of business on April 3, 1998 are entitled to vote at the annual meeting of stockholders. The common stock, $.01 par value per share (the "Common Stock") of the Company is the only voting stock of the Company outstanding, of which 18,572,111 shares were outstanding as of the close of business on April 3, 1998. Each share of Common Stock is entitled to one vote.

         Election of each director requires the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting. Approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the meeting. An automated system administered by the Company's transfer agent is used to tabulate the votes. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item under consideration and has not received instructions from the beneficial owner. Broker non-votes, directions to withhold authority, and abstentions are not counted in tabulations of the votes cast on proposals presented to stockholders nor are they counted for purposes of determining whether a proposal has been approved, and therefore have no effect.

                         ELECTION OF CLASS III DIRECTORS

         Three directors are to be elected at the meeting. The Company's Charter divides the Company's Board of Directors into three classes. The members of each class of Directors serve for staggered three-year terms. The three persons named below are Class III Directors and have been designated by the Board of Directors as nominees for election as directors for a term expiring at the annual meeting of stockholders in 2001. All of the nominees are currently serving as directors as of the date of this Proxy Statement.

         Unless otherwise instructed, properly executed proxies that are returned in a timely manner will be voted for election of the three nominees. If, however, any of such nominees should be unable or should fail to act as a nominee by virtue of an unexpected occurrence, the proxies will be voted for such other person as will be determined by the holders of the proxies in their discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.

         E. Timothy Geary, age 47, has been the Company's Chief Executive Officer, President and Chairman of the Board since its founding in 1987. Mr. Geary served as a Vice President of Operations and Development, respectively, with Medical Care International, Inc. ("Medical Care"), the nation's largest owner and operator of freestanding ambulatory surgery centers, from 1983 to 1987. Mr. Geary is a graduate of the College at the University of Chicago and the University of Chicago Graduate School of Business. Mr. Geary serves on the Board of Directors of Dianon Systems, Inc., a provider of pathology testing services, and the Federated Ambulatory Surgery Association ("FASA"), an industry association.

         Russell L. Carson, age 54, has served as a director of the Company since 1991. Mr. Carson is a general partner in certain investment partnerships that specialize in the health care industry. Mr. Carson has served as the Chairman of the Board of Quorum Health Group, Inc. ("Quorum"), an owner and operator of acute-care hospitals, since 1989. Mr. Carson also serves on the Board of Directors of American Oncology Resources, Inc. ("AOR"), a provider of outpatient cancer treatment services; Principal Care, Inc., an OB-GYN medical group provider; OrthoLink, Inc., an orthopedic physician network; Behavioral Health Care Corp., a psychiatric hospital and outpatient service provider; and Select Medical Corporation, a post-acute services provider.

         Donald E. Linder, M.D., age 49, has served as a director of the Company since 1992. Dr. Linder was the founder of the Surgical Center of Greensboro, an affiliate of the Company, and served as the Medical Director from 1983 to 1994. Dr. Linder is the President, and serves on the Board of Directors, of FASA. Dr. Linder served on the Board of Directors of Physicians Health Plan, a North Carolina HMO, from 1988 to 1995.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
               THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                         CLASS I AND CLASS II DIRECTORS

         John K. Carlyle, age 43, has served as a director of the Company since 1991. Since February, 1998 Mr. Carlyle has been President and Chief Executive Officer of MAGELLA Healthcare Corp., a neonatology/pediatric physician practice management company. Previously he was Chairman of Concentra Managed Care, Inc. and Chairman and Chief Executive Officer of OccuSystems, Inc. Concentra is a physician practice management and managed care company with an emphasis on occupational healthcare. From 1985 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care, an operator of outpatient surgical centers. Mr. Carlyle serves on the Board of Directors of Concentra Managed Care and several private companies. Mr. Carlyle is a graduate of the University of Texas, Arlington and is a certified public accountant.

         Rocco A. Ortenzio, age 65, has served as a director of the Company since 1991. Mr. Ortenzio co-founded Select Medical Corporation, a post-acute services provider, and has served as its Chairman and Chief Executive Officer since February, 1997. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc. ("CMS") and served as its Chairman and Chief Executive Officer until July, 1995, when it merged with Horizon Healthcare Corporation. CMS was one of the nation's largest providers of comprehensive medical rehabilitation services. In 1979, Mr. Ortenzio founded Rehab Hospital Services corporation and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974, when it merged with American Sterilizer Company ("ASC"). Mr. Ortenzio served as President and Chief Executive Officer of the rehabilitation division of ASC from 1974 until 1977. Prior to founding Rehab Corporation, Mr. Ortenzio was engaged in private physical therapy practice in Harrisburg and Mechanicsburg from 1956 until 1969. Mr. Ortenzio received a B.S.

from West Chester University in 1955 and graduated from the University of Pennsylvania School of Physical Therapy in 1956. Mr. Ortenzio serves as a Director of Quorum Health Group, Inc. and PNC Bank. Mr. Ortenzio is a former Director of AMSCO International, Inc. and Horizon/CMS Healthcare Corporation.

         John T. Henley, Jr., M.D., age 50, has served as a director of the Company since 1991. Dr. Henley has served as the Medical Director and Administrator of Fayetteville Ambulatory Surgery Center Limited Partnership, an affiliate of the Company, since 1982 and 1985, respectively. Dr. Henley has served as President of Physicians Ambulatory Management, Inc., a medical management and development company since 1982. Dr. Henley is a past president of FASA and is a practicing surgeon.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The two standing committees of the Board of Directors of the Company are the Audit Committee and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The Board of Directors held an aggregate of five regular and special meetings in 1997.

         The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for, and scope of, the independent auditors' examination, meeting with the independent auditors, the Board of Directors, and certain officers of the Company to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board of Directors. Dr. Linder and Mr. Carlyle are currently members of the Audit Committee.

         The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding salaries to be paid to officers of the Company and for administration of, and the granting of options under, the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan"), 1997 Non-Employee Directors Stock Option Plan, and Amended and Restated Employee Stock Purchase Plan. Dr. Henley and Messrs. Carlyle and Carson are currently members of the Compensation Committee.

         Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 1998 Annual Meeting" for procedures with respect to nominations by stockholders.

         During fiscal 1997 the Compensation Committee met two times, and the Audit Committee met once. In fiscal 1997, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings held by committees of the Board of Directors on which such director served.

                                  OTHER MATTERS

         Management knows of no other matters to be brought before the Annual Meeting other than those described above. If any other business should come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares in accordance with their best judgment on any such matter.

          PRINCIPAL STOCKHOLDERS AND SECURITIES OWNERSHIP OF MANAGEMENT

         STOCK OWNERSHIP. The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 6, 1998 by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director and nominee for director;
(iii) each executive officer named in the Summary Compensation Table below; and
(iv) all directors and executive officers as a group. The Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity subject to community property laws where applicable and the information set forth in the footnotes to the table below. The beneficial ownership reflected in the following table is calculated in accordance with Section 13(d) of the Exchange Act.

                                                                    NUMBER OF SHARES            PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED (1)     STOCK BENEFICIALLY OWNED
------------------------                                           ------------------         ------------------------
Pilgrim Baxter & Associates, Ltd.
     1255 Drummers Lane, Suite 300, Wayne, PA 10987-1590...........        1,876,975                    10.1%
Putnam Investments, Inc.
     One Post Office Square, Boston, MA 02109......................        1,874,476                    10.1
The Equitable Companies Incorporated
     1290 Avenue of the Americas
     New York, New York 10104......................................        1,448,375                     7.8
E. Timothy Geary (2)...............................................          464,147                     2.5
Bryan S. Fisher....................................................          119,481                       *
Dennis D. Solheim..................................................          136,628                       *
Dennis J. Zamojski.................................................           99,232                       *
Richard D. Pence...................................................           86,102                       *
John K. Carlyle....................................................            3,750                       *
Russell L. Carson..................................................           98,299                       *
John T. Henley, Jr., M.D...........................................           53,367                       *
Donald E. Linder, M.D. (3).........................................          689,361                     3.7
Rocco A. Ortenzio..................................................           13,750                       *
All directors and executive officers as a group (10 persons).......        1,764,117                     9.3
    *Less than 1%.

-----------------------------
(1) Includes shares directly owned and, in the case of individuals and all directors and officers as a group, includes shares of Common Stock subject to options which were exercisable within 60 days of March 6, 1998 as follows: Mr. Geary, 124,124; Mr. Fisher, 75,377; Mr. Solheim, 40,126; Mr. Zamojski, 86,250; Mr. Carlyle, 3,750; Mr. Carson, 11,250;
         Dr. Henley, 11,250; Dr. Linder, 11,250; and Mr. Ortenzio, 11,250; and all executive officers and directors as a group (including such individuals) 374,627. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.

(2) Includes 33,477 shares held in trust for the children or by the spouse of Mr. Geary. Mr. Geary disclaims beneficial ownership of such shares.

(3) Includes 75,000 shares held in trust. Dr. Linder disclaims beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, the Company notes that as a result of a transaction during fiscal year 1997, Mr. Solheim filed one untimely report and Mr. Carlyle filed two untimely reports. The Company believes that all other filing requirements applicable to its executive officers, directors and greater than 10% stockholders were complied with.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation received by the Company's Chief Executive Officer and its four most highly compensated executive officers (the "named executive officers") for each of the three fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995. The Company does not have a restricted stock award program or a long-term incentive plan.


                                                                         OTHER       RESTRICTED
                                                                         ANNUAL        STOCK                    ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY    BONUS(1)   COMPENSATION     GRANT      OPTIONS     COMPENSATION
---------------------------             ----     ------    --------   ------------   ----------   -------     ------------
E. Timothy Geary......................  1997   $250,000   $157,500     $    0        $      0     100,000     $     0
     Chairman of the Board, President   1996    225,000    130,000          0               0     130,000           0
     and Chief Executive Officer......  1995    190,000     55,000          0               0     112,500           0
Bryan S. Fisher.......................  1997    150,000     94,500          0               0      50,000           0
     Chief Financial Officer, Senior    1996    120,000     75,400          0               0     112,500           0
     Vice President of Finance,.......  1995     95,000     35,000          0               0     139,500           0
     Secretary and Treasurer
Dennis D. Solheim.....................  1997    150,000     94,500          0               0      50,000           0
     Senior Vice President of.........  1996    130,000     75,400          0               0      97,500           0
     Business Development.............  1995    110,000     42,209          0               0      67,500           0
Dennis J. Zamojski....................  1997    150,000     94,500          0               0      50,000           0
     Senior Vice President of.........  1996    130,000     75,400          0               0      97,500           0
     Operations.......................  1995    110,000     35,000          0               0     123,750           0
Richard D. Pence(2)...................  1997    150,000          0          0               0           0           0
     Vice President of Operations.....  1996    130,000     75,400          0               0     112,500           0
                                        1995    110,000     35,000          0               0      67,500           0

--------------------------
(1) The entire amount of the bonuses set forth were for the fiscal year ended but paid in subsequent fiscal year, except for $7,209 paid to Dennis D. Solheim during 1995.
(2) Mr. Pence resigned as Vice President of Operations effective December 31, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth individual grants of stock options made to the named executive officers during the fiscal year ended December 31, 1997.

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                                    PERCENTAGE OF TOTAL                             STOCK PRICE APPRECIATION
                                                      OPTIONS GRANTED      EXERCISE                    FOR OPTION TERM (1)
                             DATE OF     OPTIONS        TO EMPLOYEES       OR BASE    EXPIRATION    ------------------------
         NAME                 GRANT      GRANTED       IN FISCAL YEAR       PRICE       DATE           5%          10%
         ----                 -----      -------       --------------      --------     ----           --          ---
E. Timothy Geary..........  12/17/97     100,000           13.7%           $24.75      12/17/02     $683,797   $1,511,012
Bryan S. Fisher...........  12/17/97      50,000            6.8%            24.75      12/17/02      341,898      755,506
Dennis D. Solheim.........  12/17/97      50,000            6.8%            24.75      12/17/02      341,898      755,506
Dennis J. Zamojski........  12/17/97      50,000            6.8%            24.75      12/17/02      341,898      755,506
Richard D. Pence..........         -           -              -                 -             -            -            -

(1) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth for the named executive officers aggregated information concerning each exercise of stock options during the fiscal year ended December 31, 1997 and the fiscal year-end value of unexercised options.

                                                                           NUMBER OF
                                                                          UNEXERCISED            VALUE OF UNEXERCISED
                                                                          OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                     SHARES                            FISCAL YEAR-END (#)         FISCAL YEAR-END ($)
                                    ACQUIRED           VALUE           -------------------         -------------------
                                   ON EXERCISE        REALIZED            EXERCISABLE/                EXERCISABLE/
        NAME                           (#)               ($)              UNEXERCISABLE               UNEXERCISABLE
        ----                           ---               ---              -------------               -------------
E. Timothy Geary.................    24,001           $441,219        124,124   /  330,626       $1,736,392  / $2,819,557

Bryan S. Fisher..................    30,000            471,875         75,377   /  204,125        1,091,760  /  2,052,659

Dennis D. Solheim................    33,000            500,375         40,126   /  156,875          475,177  /  1,258,597

Dennis J. Zamojski...............    26,250            406,875         86,250   /  185,001        1,301,567  /  1,762,522

Richard D. Pence.................    15,000            235,625         71,876   /        -        1,006,530  /          -

         EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with each of Messrs. Geary, Fisher, Solheim, and Zamojski. The employment agreements provide for a term of employment of one year, and are automatically extended for an additional year if the Company has not given the employee notice at least sixty days prior to the end of the term of the Company's wish to terminate such agreement. In the event that the Company terminates any such employment agreement prior to the end of its term because of the disability of the employee or the employee dies, the Company is obligated to pay the employee the remaining salary that would have been payable to the employee had the agreement continued for the balance of the term. In addition, if the Company terminates an employee without "cause" or if the employee elects to terminate his employment with the Company because of material changes to the employee's employment or there is a change in control, as defined in the employment agreement, of the Company, the employee will receive a lump sum payment in an amount equal to the sum of (i) the employee's annual base salary and (ii) the annual bonus paid to the employee for the last full fiscal year, exclusive of any tax imposed pursuant to Section 4999 of the Internal Revenue Code, as amended.

DIRECTOR COMPENSATION

         Directors of the Company receive $2,500 for each quarter they serve on the Company's Board of Directors and are reimbursed for their expenses for attending meetings of the Board.

         Upon the approval of the National Surgery Centers, Inc. 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") by shareholders in May of 1997, each of the Company's non-employee directors ("Eligible Directors") were automatically granted options, effective as of February 11, 1997, under such plan, as follows:

         Year in Which Term Expires                             Number and Vesting of Shares
         --------------------------                             ----------------------------
         Class II Eligible Directors               7,500 shares, all fully vested
         Class III Eligible Directors              11,250 shares, of which 7,500 are fully vested and
                                                   3,750 vest on the date of the 1997 annual meeting
                                                   of stockholders
         Class I Eligible Directors                15,000 shares, of which 7,500 are fully vested,
                                                   3,750 vest on the date of the 1997 annual meeting
                                                   of stockholders, and 3,750 vest on the date of the
                                                   1998 annual meeting of stockholders.

         Thereafter, each Eligible Director shall automatically receive a grant of option shares upon his or her election or re-election as an Eligible Director, commencing with the Eligible Directors who are elected or reelected at the annual meeting of shareholders held in 1997. Each such option shall be for 11,250 shares if the Eligible Director is elected to a full three year term, of which 3,750 shall be fully vested, 3,750 shall vest on the first anniversary of the grant and 3,750 shall vest on the second anniversary. If the Eligible Director is elected to fill a term of less than three years, the number of shares shall be equal to 3,750 for each full year of his or her term.

         Each option is for a term of ten years. The Board of Directors may accelerate the exercisability of any option or, at any time before a previously granted option's expiration or termination, extend such option's terms for such additional period as the Board of Directors, in its discretion, shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following persons served as members of the Compensation Committee of the Board of Directors during the year ended December 31, 1997: John K. Carlyle; John T. Henley, Jr., MD.; and Russell L. Carson.

         Dr. John T. Henley, Jr., a director of the Company, is a practicing physician in Fayetteville, North Carolina and has been an affiliate of the Company since November 1991. Dr. Henley is a 50% shareholder of Physicians Ambulatory Management Corporation ("PAM") which, pursuant to a management agreement, co-manages the day-to-day operations of Fayetteville Ambulatory Surgery Center Limited Partnership ("FASCLP"). During 1997, the Company paid $201,000 to PAM pursuant to the management agreement.

         No executive officer of the Company served as a member of the compensation committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

         In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE

         The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. In addition, the Compensation Committee, comprised of three disinterested directors who are not officers or employees of the Company, grants stock options to executive officers. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 1997 is furnished by the directors who then comprised the Compensation Committee.

GENERAL POLICIES

         The Company's executive compensation program is intended to enable the Company to motivate, reward and retain the senior management and to align senior management interests with the interests of stockholders by encouraging stock ownership and to base a significant portion of the executive officers' compensation on the financial performance of the Company. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's executive compensation program is composed of a base salary, bonus and stock option grants. Accordingly, a substantial portion of the executive compensation package is at risk since bonuses and stock option grants are closely tied to the Company's financial performance and growth.

         Section 162(m) of the Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m) of the Code. The Company believes that its plans qualify as "performance-based" plans that are not subject to the $1 million cap. The other compensation currently paid to the Company's executive officers is not expected to exceed the $1 million cap. See "Base Salary" and "Bonuses".

BASE SALARY

         Base salaries for executive officers are determined by a subjective assessment of the executive officer's responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually and from time to time by the Compensation Committee and adjusted appropriately.

BONUSES

         Bonuses for executive officers are awarded taking into account the Company's actual financial performance during the fiscal year in excess of the board approved budget. Bonuses include a base of 15% for achieving budget with increases in the bonus percentage based on performance in excess of budget.

STOCK OPTIONS

         Options may be granted to executive officers, as well as other key employees of the Company, upon joining the Company and each year thereafter under the Option Plan. Options are granted to executive officers taking into account factors including salary, position, responsibilities, and overall Company performance. The number of options previously granted to executive officers was a factor considered by the Compensation Committee in determining the number of options granted in fiscal 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION

         E. Timothy Geary has been the Chairman, President and Chief Executive Officer of the Company since its founding in 1987. The Compensation Committee believes that Mr. Geary's entrepreneurial drive, dedication, commitment and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. Mr. Geary's compensation consists of base salary, bonus and stock options.

         In determining Mr. Geary's base salary, the Compensation Committee evaluated Mr. Geary's personal performance, the performance of the Company, and Mr. Geary's long-term commitment to the success of the Company. With respect to Mr. Geary's bonus and annual stock option grant, the Compensation Committee considered the same factors that were used to determine bonuses and stock option grants to all executive officers.

                                            COMPENSATION COMMITTEE
                                               John K. Carlyle
                                               Russell L. Carson
                                               John T. Henley, Jr., M.D.

                                PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total returns on the Company's Common Stock, the Nasdaq Health Services Stocks Index and the Nasdaq U.S. Companies Index (assuming dividend reinvestment, except in the case of the Company, which has never paid cash dividends on the Common Stock) for the period beginning on November 10, 1995 and ending on December 31, 1997, the last date on which the shares of Common Stock traded on the Nasdaq National Market.

                         COMPARISON OF CUMULATIVE RETURN
   VS. NASDAQ HEALTH SERVICES STOCKS INDEX AND NASDAQ U.S. COMPANIES INDEX(1)

                                    [GRAPH]

--------------------
(1) Assumes $100 invested on November 10, 1995 in Common Stock, the Nasdaq Health Services Stocks Index and the Nasdaq U.S. Companies Index. Historical results are not necessarily indicative of future performance.

     COMPANY/INDEX NAME                               11/10/95       12/31/95       12/31/96        12/31/97
     ------------------                               --------       --------       --------        --------
National Surgery Centers, Inc.......................   $100.00        $120.96        $299.88         $311.02
Nasdaq U.S. Companies Index.........................    100.00          99.03         121.81          149.47
Nasdaq Health Services Stocks.......................    100.00         114.81         114.92          117.11

                              CERTAIN TRANSACTIONS

         Management Agreement. Dr. John T. Henley, Jr., a director of the Company, received fees in 1997 under a management agreement. See "Compensation Committee Interlocks and Insider Participation."

         Subordinated Notes. As part of a transaction in February 1996, in which the Company purchased a 24% ownership interest in Endoscopy Center Affiliates, Inc. ("ECA"), the Company received a $10.0 million floating rate convertible subordinated debenture due 1997 (the "Debenture"), and four demand notes in the aggregate principal amount of $5.7 million (the "Notes"). The interest on the Debenture is calculated as the rate of interest then most recently announced by The First National Bank of Chicago (the "Bank") as its corporate base rate plus 2.50%. The interest on the Notes is calculated at the rate of interest then most recently announced by the Bank as the prime rate plus 2.50%. Dennis D. Solheim, the Company's Vice President of Development, and Bryan S. Fisher, the Company's Chief Financial Officer, Vice President and Controller, are the President and Chief Executive Officer, and Vice President and Secretary, respectively, of ECA. On March 31, 1996, the Company elected to convert the entire principal amount of the Debenture into 4,500,000 shares of ECA common stock (the "Conversion"). Since February 1996, the largest amount of indebtedness outstanding was $18,570,061. As of December 31, 1997, after the Conversion, the outstanding principal amount, together with accrued interest was $8,570,061.

         Lease. The Company leases one of its centers from Surgical Center Investors, Ltd., a partnership controlled by Dr. Linder. The lease provides for annual base rental payments of $292,000 through January 31, 1999 and $348,000 from February 1, 1999 through January 31, 2004. In addition to the minimum annual rental payments, the lease provides for a percentage rental based on gross receipts subject to certain minimum exclusions. In 1997, the Company paid an aggregate of $1,131,000 in rental payments to Surgical Center Investors, Ltd.

         Consulting Agreement. In April 1997, the Company entered into an Agreement with John G. Rex-Waller, formerly a Director of the Company and the Company's Executive Vice President. In this Agreement, the Company agreed to pay Mr. Rex-Waller $50,000 on January 2, 1998, for certain consulting services performed for the Company and $284,000, in the event a "Change of Control" (as defined in the Agreement) of the Company occurred prior to March 31, 1998 and Mr. Rex-Waller agreed not to compete with the Company for a period of two years following April 22, 1997. In addition, the Agreement accelerated to April 22, 1997 the vesting of all of the options granted to Mr. Rex-Waller by the Company, extended to December 31, 1997 the period during which Mr. Rex-Waller could exercise options to purchase 135,000 shares of Common Stock, and approved Mr. Rex-Waller's exercise within three months of April 22, 1997 of 273,750 shares of Common Stock.

                             APPOINTMENT OF AUDITORS

         The Board of Directors has selected the accounting firm of Ernst & Young LLP to serve as the independent auditors of the Company for its current fiscal year ending December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

         Proxies will be solicited by the Board of Directors through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by them, and the Company has appointed Corporate Communications, Inc., a corporation which assists the Company with investor relations and other stockholder communication issues, to coordinate the solicitation of proxies by and through such holders as part of its services to the Company. The entire cost of the Board of Directors' solicitation will be borne by the Company.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                           FOR THE 1999 ANNUAL MEETING

         In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1999 Annual Meeting must do so no later than December 15, 1998. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. In addition, the Company's Charter requires that in order for any business to be properly brought before any meeting of stockholders, a stockholder must provide written notice delivered to the Company's Secretary not less than 60 days nor more than 120 days prior to the meeting date; provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the stockholder notice, in order to be timely, must be received by the Company's Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the class and number of shares of the Company's capital stock beneficially owned by such stockholder on the record date for the meeting. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for election of directors, such notice must also include, (a) the name, age, principal occupation or employment, business address and, if known, residence address of each nominee; (b) the class and number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating stockholder; (c) any other information concerning the nominee that must be disclosed of nominees in a proxy solicitation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (d) the executed consent of each nominee to being named in the proxy statement for such proxy solicitation as a nominee, and to serve as a director of the Company, if elected.

                                     GENERAL

         It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.


                  By Order of the Board of Directors
                  Bryan S. Fisher
                  Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

                                                                      Appendix A


PROXY                                                                 PROXY

                         NATIONAL SURGERY CENTERS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1998 -- 10:00 A.M.

     The undersigned hereby appoints E. Timothy Geary and Bryan S. Fisher, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of National Surgery Centers, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 1998, at 10:00 a.m., Central Daylight Time, in the Union League Club, 65 West Jackson Blvd., Chicago, Illinois, and at any and all postponements and adjournments thereof, as follows:

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the Nominees listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.


            [ ] Check here if you plan to attend the Annual Meeting.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)





The Board of Directors recommends a vote "FOR" the proposals listed.

1. Election of Directors --

For All            Withhold All                  For All Except
  [ ]                    [ ]                           [ ]

Nominees: Russell L. Carson, E. Timothy Geary and Donald E. Linder, M.D.


-------------------------------------------------------------------------
(Except nominee(s) written above)


2. In their discretion, on such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of Annual Meeting of Stockholders, a Proxy Statement dated April 20, 1998, and the Annual Report to Stockholders.


                                             Dated:____________________, 1998

                              Signature(s) __________________________________

                              _______________________________________________

                              Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or general partner, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


________________________________________________________________________________
                              FOLD AND DETACH HERE


           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.